EXHIBIT 99

EMC INSURANCE GROUP INC. REPORTS

2006 FIRST QUARTER RESULTS

First Quarter 2006

Net Income Per Share -- $1.41

Net Operating Income Per Share -- $1.32

GAAP Combined Ratio – 84.1%

DES MOINES, Iowa (April 27, 2006) - EMC Insurance Group Inc. (Nasdaq/NM:EMCI) today reported record first quarter operating income of $1.32 per share for the first quarter ended March 31, 2006 compared to operating income of $0.74 per share for the first quarter of 20051. Net income, including realized investment gains/losses, was $19,264,000 ($1.41 per share) for the first quarter of 2006 compared to $10,503,000 ($0.77 per share) for the first quarter of 2005.

“We are pleased to report another record-breaking quarter,” stated President and CEO Bruce G. Kelley. “This is a great start for the year and it gives us a solid base to work from as we enter the rather unpredictable Midwest storm season.”

Premiums earned decreased 5.7 percent to $95,492,000 for the three months ended March 31, 2006 from $101,294,000 for the same period in 2005. The majority of this decrease is attributed to the reinsurance segment and is associated with Employers Mutual Casualty Company’s previously announced reduced participation in the Mutual Reinsurance Bureau (MRB) pool and the previously announced changes to the quota share agreement with Employers Mutual. The property and casualty insurance segment also experienced a slight decline in earned premiums in the first quarter of 2006. On an overall basis, rate competition increased moderately in the property and casualty insurance marketplace during the first quarter of 2006 and management expects market conditions to remain competitive for the remainder of the year. Consequently, the Company’s overall rate level is expected to decline moderately during 2006.

Investment income increased 31.9 percent to $11,778,000 for the three months ended March 31, 2006 from $8,932,000 for the same period in 2005. This increase is primarily attributed to the fact that all of the cash received from Employers Mutual in the first quarter of 2005 in connection with the change in pool participation has been fully invested.

As noted in the Company’s April 20, 2006 press release, the Company experienced $11,250,000 ($7,313,000 or $0.54 per share after tax) of favorable development on prior years’ direct case loss reserves stemming from final settlements of claims in the first quarter of 2006. However, in the financial information contained in this earnings release the Company is reporting $4,296,000 of favorable development on prior years’ reserves in the property and casualty insurance segment for the first quarter of 2006. The reported amount of favorable development reflects an adjustment in the factors utilized to allocate the property and casualty insurance segment’s incurred but not reported (IBNR) reserve by accident year. This adjustment was implemented to better match the expected development of claims that occurred in prior accident years with the allocation of the IBNR reserve to those prior accident years. It is anticipated that this adjustment will help reduce the volatility historically experienced in the development of the Company’s reserves.

It is important to note that this adjustment in IBNR factors did not have any impact on first quarter net income. The only impact of this adjustment is that a greater amount of the March 31, 2006 IBNR reserve was allocated to prior accident years, and a smaller amount was allocated to the current accident year. Accordingly, the reported amount of favorable development experienced on prior years’ reserves is less than what would have been reported had the factors not been adjusted. Conversely, the current accident year loss ratio is better than what would have been experienced had the factors not been adjusted.

Catastrophe and storm losses declined to $2,140,000 ($0.10 per share after tax) in the first quarter of 2006 from $2,625,000 ($0.13 per share after tax) in the first quarter of 2005, despite fairly active weather systems.

The Company’s GAAP combined ratio was 84.1 percent in the first quarter of 2006 compared to

94.6 percent in the first quarter of 2005.

At March 31, 2006, consolidated assets totaled $1.1 billion, including $.9 billion in the investment portfolio; stockholders’ equity was $277.2 million; and net book value of the Company’s stock was $20.24 per share, an increase of 5.4 percent from $19.20 per share at December 31, 2005.

The Company began expensing stock options in the first quarter of 2006 in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment”. Stock option expense for the first quarter of 2006 was $55,000.

The Company will host an earnings call in conjunction with today’s release. The teleconference will begin at 10:00 a.m. eastern daylight time, April 27, 2006. Dial-in information for the call is toll-free 1-800-591-6945; passcode 79394780. The event will be archived and available for digital replay through May 4, 2006. The replay access information is toll-free 1-888-286-8010; passcode 46991018. A webcast of the teleconference will be presented by Thomson Financial and can be accessed at http://my.ccbn.com or from the Company’s investor relations page at www.emcinsurance.com. The archived webcast will be available for one year. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements. The risks and uncertainties that may affect the actual results of the Company include, but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; the adequacy of loss and settlement expense reserves; state and federal legislation and regulations; changes in our industry, interest rates or the performance of financial markets and the general economy; rating agency actions and other risks and uncertainties inherent to the Company’s business. When we use the words “believe”, “expect”, “anticipate”, “estimate”, or similar expressions, we intend to identify forward-looking statements. You should not place undue reliance on these forward-looking statements.

¹The Company uses a non-GAAP financial measure called “operating income” that management believes is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the U.S. GAAP financial measure of net income. Therefore, we have provided a reconciliation of this non-GAAP financial measure to the U.S. GAAP financial measure of net income in the Consolidated Statements of Income schedule contained in this release. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

CONSOLIDATED STATEMENT OF INCOME - UNAUDITED

	Property and
	Casualty		Parent
Quarter Ended March 31, 2006	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 77,742,771	$ 17,749,427	$ -	$ 95,492,198
Investment income, net	8,663,944	3,069,831	44,671	11,778,446
Other income	108,560	-	-	108,560
	86,515,275	20,819,258	44,671	107,379,204
Losses and expenses:
Losses and settlement expenses	35,639,922	12,778,107	-	48,418,029
Dividends to policyholders	991,718	-	-	991,718
Amortization of deferred policy acquisition costs	18,346,891	3,150,238	-	21,497,129
Other underwriting expenses	8,603,605	826,992	-	9,430,597
Interest expense	193,125	84,975	-	278,100
Other expenses	259,907	2,015	187,815	449,737
	64,035,168	16,842,327	187,815	81,065,310
Operating income (loss) before income taxes	22,480,107	3,976,931	(143,144)	26,313,894
Realized investment gains	1,531,041	313,834	-	1,844,875
Income (loss) before income taxes	24,011,148	4,290,765	(143,144)	28,158,769
Income tax expense (benefit):
Current	7,988,138	1,397,967	(50,100)	9,336,005
Deferred	(191,986)	(249,109)	-	(441,095)
	7,796,152	1,148,858	(50,100)	8,894,910
Net income (loss)	$ 16,214,996	$ 3,141,907	$ (93,044)	$ 19,263,859
Average shares outstanding				13,662,936
Per Share Data:
Net income (loss) per share - basic and diluted	$ 1.19	$ 0.23	$ (0.01)	$ 1.41
Decrease in provision for insured
events of prior years (after tax) (1)	$ 0.20	$ 0.04	$ -	$ 0.24
Catastrophe and storm losses (after tax)	$ (0.09)	$ (0.01)	$ -	$ (0.10)
Dividends per share				$ 0.16
Book value per share				$ 20.24
Effective tax rate				31.6%
Net income as a percent of beg. SH equity				29.4%
Other Information of Interest:
Written Premium	$ 74,679,599	$ 13,449,914	$ -	$ 88,129,513
Decrease in provision for
insured events of prior years (1)	$ (4,296,020)	$ (739,026)	$ -	$ (5,035,046)
Catastrophe and storm losses	$ 1,939,338	$ 200,770	$ -	$ 2,140,108
GAAP Combined Ratio:
Loss ratio	45.8%	72.0%	-	50.7%
Expense ratio	36.0%	22.4%	-	33.4%
	81.8%	94.4%	-	84.1%

(1) The reported amount of favorable development for the property and casualty insurance segment reflects an adjustment in the factors utilized to allocate the March 31, 2006 incurred but not reported (IBNR) reserve by accident year.

	Property and
	Casualty		Parent
Quarter Ended March 31, 2005	Insurance	Reinsurance	Company	Consolidated
Revenues:
Premiums earned	$ 79,718,272	$ 21,575,798	$ -	$ 101,294,070
Investment income, net	6,341,481	2,495,277	94,952	8,931,710
Other income	96,096	-	-	96,096
	86,155,849	24,071,075	94,952	110,321,876
Losses and expenses:
Losses and settlement expenses	47,130,911	15,712,097	-	62,843,008
Dividends to policyholders	1,550,859	-	-	1,550,859
Amortization of deferred policy acquisition costs	18,214,990	4,271,721	-	22,486,711
Other underwriting expenses	7,617,038	1,283,038	-	8,900,076
Interest expense	193,125	84,975	-	278,100
Other expenses	171,329	-	234,801	406,130
	74,878,252	21,351,831	234,801	96,464,884
Operating income (loss) before income taxes	11,277,597	2,719,244	(139,849)	13,856,992
Realized investment gains (losses)	867,114	(138,672)	-	728,442
Income (loss) before income taxes	12,144,711	2,580,572	(139,849)	14,585,434
Income tax expense (benefit):
Current	5,426,166	121,308	(69,081)	5,478,393
Deferred	(1,856,022)	441,481	18,986	(1,395,555)
	3,570,144	562,789	(50,095)	4,082,838
Net income (loss)	$ 8,574,567	$ 2,017,783	$ (89,754)	$ 10,502,596
Average shares outstanding				13,585,110
Per Share Data:
Net income (loss) per share - basic and diluted	$ 0.63	$ 0.15	$ (0.01)	$ 0.77
(Increase) decrease in provision for
insured events of prior years (after tax)	$ 0.31	$ (0.03)	$ -	$ 0.28
Catastrophe and storm losses (after tax)	$ (0.09)	$ (0.04)	$ -	$ (0.13)
Dividends per share				$ 0.15
Book value per share				$ 17.11
Effective tax rate				28.0%
Net income as a percent of beg. SH equity				18.4%
Other Information of Interest:
Written Premium	$ 105,853,132	$ 21,234,503	$ -	$ 127,087,635
Increase (decrease) in provision for
insured events of prior years	$ (6,593,093)	$ 706,770	$ -	$ (5,886,323)
Catastrophe and storm losses	$ 1,763,717	$ 861,585	$ -	$ 2,625,302
GAAP Combined Ratio:
Loss ratio	59.1%	72.8%	-	62.0%
Expense ratio	34.4%	25.8%	-	32.6%
	93.5%	98.6%	-	94.6%

CONSOLIDATED BALANCE SHEETS - UNAUDITED

	March 31,	December 31,
	2006	2005
ASSETS
Investments:
Fixed maturities:
Securities held-to-maturity, at amortized cost
(fair value $15,353,679 and $18,287,704)	$ 15,143,101	$ 17,927,478
Securities available-for-sale, at fair value
(amortized cost $746,160,609 and $740,845,145)	750,164,331	753,399,943
Fixed maturity securities on loan:
Securities held-to-maturity, at amortized cost
(fair value $4,612,224 and $1,891,504)	4,587,167	1,866,928
Securities available-for-sale, at fair value
(amortized cost $16,980,152 and $41,922,225)	16,668,813	41,656,150
Equity securities available-for-sale, at fair value
(cost $68,320,810 and $66,115,755)	99,803,323	93,343,172
Other long-term investments, at cost	3,533,142	4,269,566
Short-term investments, at cost	49,341,576	37,345,456
Total investments	939,241,453	949,808,693

Balances resulting from related party transactions with
Employers Mutual:
Reinsurance receivables	45,407,661	46,372,087
Prepaid reinsurance premiums	4,908,325	4,846,084
Deferred policy acquisition costs	32,318,315	34,106,217
Defined benefit retirement plan, prepaid asset	5,051,276	5,633,370
Other assets	5,167,254	2,281,025
Cash	419,687	333,048
Accrued investment income	11,114,241	10,933,046
Accounts receivable (net of allowance for uncollectible
accounts of $0 and $0)	146,756	211,595
Deferred income taxes	15,469,901	13,509,369
Goodwill, at cost less accumulated amortization
of $2,616,234 and $2,616,234	941,586	941,586
Securities lending collateral	22,027,138	44,705,501
Total assets	$ 1,082,213,593	$ 1,113,681,621

	March 31,	December 31,
	2006	2005
LIABILITIES
Balances resulting from related party transactions with
Employers Mutual:
Losses and settlement expenses	$ 537,484,844	$ 544,051,061
Unearned premiums	153,057,598	160,693,288
Other policyholders' funds	4,768,526	5,359,116
Surplus notes payable	36,000,000	36,000,000
Indebtedness to related party	15,870,270	19,899,329
Employee retirement plans	14,105,913	13,681,388
Other liabilities	13,746,609	21,764,259

Income taxes payable	7,905,511	5,644,516
Securities lending obligation	22,027,138	44,705,501
Total liabilities	804,966,409	851,798,458

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000
shares; issued and outstanding, 13,698,774
shares in 2006 and 13,642,705 shares in 2005	13,698,774	13,642,705
Additional paid-in capital	105,855,362	104,800,407
Accumulated other comprehensive income	22,648,231	25,470,039
Retained earnings	135,044,817	117,970,012
Total stockholders' equity	277,247,184	261,883,163
Total liabilities and stockholders' equity	$ 1,082,213,593	$ 1,113,681,621

The Company had total cash and invested assets with a carrying value of $939.7 million and $950.1 million as of March 31, 2006 and December 31, 2005, respectively.  The following table summarizes the Company’s cash and invested assets as of the dates indicated:

	March 31, 2006
			Percent of
	Amortized	Fair	Total at	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 19,730	$ 19,966	2.1%	$ 19,730
Fixed maturity securities available-for-sale	763,141	766,833	81.6%	766,833
Equity securities available-for-sale	68,321	99,803	10.6%	99,803
Cash	420	420	-	420
Short-term investments	49,342	49,342	5.3%	49,342
Other long-term investments	3,533	3,533	0.4%	3,533
	$ 904,487	$ 939,897	100.0%	$ 939,661

	December 31, 2005
			Percent of
	Amortized	Fair	Total at	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities held-to-maturity	$ 19,794	$ 20,179	2.1%	$ 19,794
Fixed maturity securities available-for-sale	782,767	795,056	83.6%	795,056
Equity securities available-for-sale	66,116	93,343	9.8%	93,343
Cash	333	333	-	333
Short-term investments	37,346	37,346	4.0%	37,346
Other long-term investments	4,270	4,270	0.5%	4,270
	$ 910,626	$ 950,527	100.0%	$ 950,142

The amortized cost and estimated fair values of fixed maturity and equity securities at March 31, 2006 were as follows:

Held-to-Maturity
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities and obligations of
U.S. government corporations and agencies	$ 19,004	$ 186	$ -	$ 19,190
Mortgage-backed securities	726	50	-	776
Total securities held-to-maturity	$ 19,730	$ 236	$ -	$ 19,966

	Available-for-Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
($ in thousands)	Cost	Gains	Losses	Fair Value
U.S. treasury securities and obligations of
U.S. government corporations and agencies	$ 371,392	$ 6	$ 7,928	$ 363,470
Obligations of states and political subdivisions	252,786	8,507	226	261,067
Mortgage-backed securities	19,386	985	133	20,238
Public utility securities	6,004	356	-	6,360
Debt securities issued by foreign governments	7,010	77	93	6,994
Corporate securities	106,563	3,487	1,346	108,704
Total fixed maturity securities	763,141	13,418	9,726	766,833

Common stocks	64,821	32,015	593	96,243
Non-redeemable preferred stocks	3,500	60	-	3,560
Total equity securities	68,321	32,075	593	99,803
Total securities available-for-sale	$ 831,462	$ 45,493	$ 10,319	$ 866,636

NET WRITTEN PREMIUMS

	Three Months Ended March 31, 2006
		Percent of
	Percent of	Increase/(Decrease)
	Net	in Net
	Written Premiums	Written Premiums
Property and Casualty Insurance (1)
Commercial Lines:
Automobile	18.9%	(3.6)%
Liability	18.5%	3.1%
Property	15.0%	(1.3)%
Workers' Compensation	15.3%	1.5%
Other	2.0%	14.3%
Total	69.7%	0.2%

Personal Lines:
Automobile	6.9%	(16.9)%
Property	4.9%	(7.9)%
Liability	0.1%	2.3%
Total	11.9%	(13.2)%

Reinsurance (2)	18.4%	(20.5)%
Total	100.0%

(1) Excludes $29,630,612 portfolio adjustment related to the January 1, 2005 change in the Company’s aggregate participation in the pooling arrangement.

(2) Excludes $3,440,024 negative portfolio adjustment related to the January 1, 2006 reduced participation in the MRB pool.